EXHIBIT 99.9(a)

Agency Agreement

AGENCY AGREEMENT


THIS AGREEMENT made the July 1, 1990, by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660, and Pacific Mutual Life Insurance Company ("Pacific Mutual"), a corporation organized and existing under the laws of the State of California, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660.

WITNESSETH:

WHEREAS, Fund desires to appoint Pacific Mutual as Transfer Agent and Dividend Disbursing Agent, and Pacific Mutual desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants here contained, the parties hereto agree as follows:

1.  Documents to be Filed with Appointment.
In connection with the appointment of Pacific Mutual as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with Pacific Mutual the following documents:

A. A certified copy of the resolutions of the Board of Trustees of Fund appointing Pacific Mutual as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign certificates of shares of beneficial interest, if any, and give written instructions and requests on behalf of Fund;

B. A certified copy of the Declaration of Trust of Fund and all amendments thereto;

C. A certified copy of the Bylaws of Fund;

D. Copies of Registration Statements, and amendments thereto, filed with the Securities and Exchange Commission;

E. Specimens of all forms of outstanding certificates of shares of beneficial interest, in the form approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund, as to such approval;

F. Specimens of the signatures of the officers of the Fund authorized to sign certificates of shares of beneficial interest and individuals authorized to sign written instructions and requests;

G. An opinion of counsel for Fund with respect to:

(1) Fund's organization and existence under the laws of its state of organization; and

(2) The status of all shares of beneficial interest of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal statute; and

(3) The fact that all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.
H. A legal memorandum with respect to the status of all shares of beneficial interest of Fund under state statutes.

2. Certain Representations and Warranties of Pacific Mutual. Pacific Mutual represents and warrants to Fund that:

A. It is a corporation duly organized and existing and in good standing under the laws of California.

B. It is duly qualified to carry on its business in the State of California.

C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

D. It is registered as a transfer agent to the extent required under the Securities Act of 1934.

E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3. Certain Representations and Warranties of Fund. Fund represents and warrants to Pacific Mutual that:

A. It is a business trust duly organized and existing and in good standing under the laws of the State of Massachusetts.

B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states.

E. Fund is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement.

4.  Scope of Appointment.

A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints Pacific Mutual as Transfer Agent and Dividend Disbursing Agent effective the 1st of May, 1990.

B. Pacific Mutual hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent.

C. Pacific Mutual agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

D. Fund agrees to use its best efforts to deliver to Pacific Mutual in Newport Beach, California, as soon as they are available, all of its shareholders account records.

E. Subject to the provisions of Sections 20. and 21. hereof, Pacific Mutual agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: Issuing, transferring and cancelling certificates of shares of beneficial interest, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on non-resident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursing of income dividends and capital gain distributions, preparing and filing U.S. Treasure Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing for payments upon redemption and for disbursements.

5.  Limit of Authority.

Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of Pacific Mutual as Transfer Agent will be construed to cover the full amount of the shares of beneficial interest for which Pacific Mutual is appointed as the same will, from time to time, be constituted.

6.  Compensation and Expenses.

A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to Pacific Mutual from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees and other disbursements incurred by Pacific Mutual in connection with the agency. Such compensation will be set forth in a separate schedule (Exhibit C) to be agreed to by Fund and Pacific Mutual, a copy of which is attached hereto and incorporated herein by reference as though fully set out at this point.

B. Fund agrees to promptly reimburse Pacific Mutual for all reasonable out-of-pocket expenses or advances incurred by Pacific Mutual in connection with mailing stock certificates, envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers of shareholders, microfilm used each year to record the previous year's transaction in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. Pacific Mutual will provide to Fund, not less frequently than monthly, a detailed accounting of all out-of-pocket expenditures made by Pacific Mutual on behalf of Fund.

7.  Efficient Operation Pacific Mutual System.

A. In connection with the performance of its services under this Agreement, Pacific Mutual is responsible for the accurate and efficient functioning of its system at all times, including:

(1) The accuracy of all entries in Pacific Mutual's records reflecting orders and instructions received by Pacific Mutual from dealers, shareholder, Fund or its principal underwriter;

(2) The continuous availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;

(3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund;

(4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund;

(5) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares;

(6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance with Pacific Mutual's present procedures with such changes as may be required or approved by the Fund.

8.  Indemnification.

A. Except to the extent that Pacific Mutual is covered by and receives payment from any insurance required hereunder, Pacific Mutual will not be responsible for, and Fund will hold harmless and indemnify Pacific Mutual from and against any loss by or liability to the Fund or a third party, including attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by Pacific Mutual pursuant to this Agreement, unless Pacific Mutual has acted negligently or in bad faith. Further, Pacific Mutual will be liable under this Agreement for its own willful misconduct. The matters covered by this indemnification include but are not limited to those of Section 14 hereof.

Fund will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability against which Pacific Mutual is indemnified hereunder. Pacific Mutual will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense of liability, unless Fund will, as often as requested furnish Pacific Mutual with reasonable, satisfactory security and indemnity against such expense or liability.

B. Pacific Mutual will hold harmless and indemnify Fund from and against any loss or liability arising out of Pacific Mutual's failure to comply with the terms of this Agreement in breach of any representation or warranty of Pacific Mutual hereunder or arising out of Pacific Mutual's negligence, misconduct, or bad faith.

9.  Certain Covenants of Pacific Mutual and Fund.

A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice hereof to Pacific Mutual.

B. Pacific Mutual hereby agrees to perform such transfer agency functions as are attached hereto as Exhibit A and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry insurance as specified in Exhibit B which will not be lowered without notice to Fund.

C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, Pacific Mutual agrees that all records maintained by Pacific Mutual relating to the services to be performed by Pacific Mutual under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request and will not be released to any other party except as required by law. Pacific mutual agrees to notify Fund of any request for records to which, in its opinion it must respond, prior to responding.

D. Pacific Mutual agrees to furnish Fund Annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Fund.

E. Pacific Mutual represents and agrees that it will use reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use reasonable efforts to continue to modernize and improve its system without additional cost to Fund.

F. Pacific Mutual will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable time during business hours.

10.  Recapitalization or Readjustment.

In case of any recapitalization, readjustment or other change in the capital structure of Fund requiring a change in the form of share certificates, Pacific Mutual will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

A. Written instructions from an officer of Fund;

B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

C. Certified copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

D. Specimens of the new certificates in the form approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval;

E. Opinion of counsel for Fund stating:
(1) The status of the shares of beneficial interest of Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and
(2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

11.  Share Certificates.

Fund will furnish Pacific Mutual with a sufficient supply of blank certificates of shares of beneficial interest and from time to time will renew such supply upon the request of Pacific Mutual. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign share certificates, and if required, will bear the Fund's seal or facsimile thereof.

12.  Death, Resignation or Removal of Signing Officer.

Fund will file promptly with Pacific Mutual written notice of any change in the officers authorized to sign share certificates, written instruments or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, Pacific Mutual may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with Pacific Mutual such approval, adoption, or ratification as may be required by law.

13.  Future Amendments of Declaration of Trust and Bylaws.

Fund will promptly file with Pacific Mutual copies of all material amendments to its Declaration of Trust or Bylaws made after the date of this Agreement.

14.  Instructions, Opinion of Counsel and Signatures.

At any time Pacific Mutual may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Pacific Mutual will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.

15.  Papers Subject to Approval of Counsel.

The acceptance by Pacific Mutual, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for Pacific Mutual.

16.  Certification of Documents.

The required copy of the Declaration of Trust of Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the Commonwealth of Massachusetts, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to Pacific Mutual. A copy of the order to consent of each governmental or regulatory authority required by law to the issuance of the shares will be certified by the Secretary of Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of Fund, will be certified by the Secretary or an Assistant Secretary of Fund under the Fund's seal.

17.  Records.

Pacific Mutual will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1, Rule 31a-2 and Rule 31a-3 under the Investment Company Act of 1940, if any, and any amended or successor rule or rules.

18.  Disposition of Books, Records and Cancelled Certificates.

Pacific Mutual will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not be destroyed by Fund without the consent of Pacific Mutual (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.  Annual Certification.

Pacific Mutual shall be responsible for making inquiries, for reasonably insuring, and for providing an annual certification, upon request of the Fund, to the Fund that, to the best of Pacific Mutual's knowledge, Pacific Mutual or any employee thereof has not, in any material connection with the handling of separate account assets or assets of any underlying fund:

(a) been convicted, in the last 10 years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

(b) been found by any state regulatory authority, within the last 10 years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentations; or

(c) been found by any federal or state regulatory authorities, within the last 10 years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

20.  Provisions Relating to Pacific Mutual as Transfer Agent.

A. Pacific Mutual will make original issues of certificates evidencing ownership of shares of beneficial interest ("certificates") upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D and G. of this Agreement, and any documents required by paragraphs 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax. Unless otherwise required by the Board of Trustees of the Fund, Pacific Mutual will issue to all investors certificates evidencing ownership of shares of beneficial interest for which the investor is the record owner as shown on the books or record of Pacific Mutual.

B. Before making any original issue of certificates Fund will furnish Pacific Mutual with sufficient funds to pay all required taxes on the original issue of shares of beneficial interest, if any. Fund will furnish Pacific Mutual such evidence as may be required by Pacific Mutual to show the actual value of the shares. If no taxes are payable, Pacific Mutual will be furnished with an opinion of outside counsel to that effect.

C. Shares of beneficial interest will be transferred and new shares issued in transfer, or shares of beneficial interest accepted for redemption and funds remitted therefor, a request for transfer or redemption of the old shares in form deemed by Pacific Mutual properly endorsed for transfer or redemption accompanied by such documents as Pacific Mutual may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable transfer taxes. Pacific Mutual reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange Securities Corporation, Pacific Coast Stock Exchange, or any other exchange acceptable to Pacific Mutual or by a bank or trust company approved by it. Pacific Mutual also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgement, are improper or unauthorized. Pacific Mutual may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect is and Fund in not requiring complete fiduciary documentation. In cases in which Pacific Mutual is not directed or otherwise required to maintain the consolidated records of shareholder's account, Pacific Mutual will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. Pacific Mutual will be under no duty to use a greater degree of diligence by reason of not having such records.

D. When mail is used for delivery of certificates Pacific Mutual will forward certificates in "nonnegotiable" form by first class of registered mail and certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by Pacific Mutual.

E. Pacific Mutual will issue and mail certificates representing dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as Pacific Mutual deems necessary.

F. Pacific Mutual will issue and transfer certificates upon receiving written instructions from an officer of Fund and such other documents as Pacific Mutual may deem necessary.

G. Pacific Mutual may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to Pacific Mutual and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the board of Trustees of Fund and will be in accordance with the provisions of law and the Bylaws of Fund governing such matter.

H. Pacific Mutual will supply a shareholders' list to Fund for its annual meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund.

I. Upon receipt of written instructions of an officer of Fund, Pacific Mutual will address and mail notices to shareholders.

J. Pacific Mutual will furnish to regulatory authorities any information or reports regarding the records of the Fund which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

K. In case of any request or demand for the inspection of the shareholder records of Fund or any other books in the possession of Pacific Mutual, Pacific Mutual will notify Fund promptly and endeavor to secure instructions as to permitting or refusing such inspection. Pacific Mutual reserves the right, however, to exhibit the shareholder records or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the shareholder records or other books to such person.

L. Notwithstanding any other provision of the Agreement, it is understood and agreed that Pacific Select Fund shall at all times retain the ultimate responsibility for and control of all services provided pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on their behalf by Pacific Mutual, which control and right will be reasonably exercised.

21.  Provisions Relating to Dividend Disbursing Agent.

A. Pacific Mutual will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by Pacific Mutual.

B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks the same will be furnished to Pacific Mutual within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to Pacific Mutual but the size and form of said envelopes will be subject to the approval of Pacific Mutual. If stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

D. Pacific Mutual will maintain one or more deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

E. Pacific Mutual is authorized and directed to stop payment of checks therefore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

22.  Termination of Agreement.

A. This Agreement may be terminated by either party upon receipt of ninety (90) days written notice from the other party.

B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

(1) Any interruption or cessation of operation by Pacific Mutual or its assigns which materially interferes with the business operation of Fund;
(2) The bankruptcy or reorganization of Pacific Mutual or its assigns or the appointment of a receiver for Pacific Mutual or its assigns;
(3) Any merger, consolidation or sale of substantially all the assets of Pacific Mutual or its assigns;
(4) the acquisition of a controlling interest in Pacific Mutual or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or
(5) Failure by Pacific Mutual or its assigns to perform its duties in a satisfactory manner in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after receipt of written notice from Fund.

C. If at any time this Agreement will be terminated by Fund pursuant to clause
(1), (2) or (5) of Section 22.B, Fund will have and is hereby granted the right, at its option, to use or cause its agents, employees or independent contractors to use, for as long as Fund deems reasonably necessary to transfer to its own operations, and no other, with payment of any compensation or reimbursement to Pacific Mutual, Pacific Mutual's system including all of the programs, manuals and other materials and information necessary to operate the system.

D. In the event of termination, Fund will promptly pay Pacific Mutual all amounts due to Pacific Mutual hereunder.

E. In the event of termination Pacific Mutual agrees to cooperate with Fund in effecting all necessary transfers of Fund's records to Fund, free from any claim or retention of rights to the records, by Pacific Mutual.

23.  Assignment.

A. Neither this Agreement nor any rights or obligations hereunder may be assigned by Pacific Mutual without the prior written consent of Fund; provided, however, no assignment will relieve Pacific Mutual of any of its obligations hereunder.

B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

24.  Confidentiality.

A. Pacific Mutual agrees that, except as provided in the last sentence of
Section 20.K hereof, or as otherwise required by law, Pacific Mutual will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

B. Fund agrees that, subject to Section 22.C and except as otherwise required by law, Fund or its agents, employees or independent contractors will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with Pacific Mutual) and all manuals, systems and other technical information and data, not publicly disclosed, relating to Pacific Mutual's operations and programs furnished to it by Pacific Mutual pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of Pacific Mutual.

25.  Survival of representations and Warranties.

A. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

26.  Miscellaneous.

A. This Agreement is executed and delivered in the State of California and shall be governed by the laws of said state.

B. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

C. The captions in this agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

E. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

F. A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of Fund by a Trustee of Fund in her capacity as a Trustee of Fund and not individually. The obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any Trustee, officer or shareholder of Fund individually.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

PACIFIC MUTUAL LIFE INSURANCE COMPANY


By: /s/ WILLIAM D. CVENGROS
William D. Cvengros, Vice Chairman of the Board
and Chief Investment Officer

ATTEST:
/s/ AUDREY L. MILFS

Audrey L. Milfs, Secretary


PACIFIC SELECT FUND


By: /s/ TC SUTTON
Thomas C. Sutton, Chairman of the Board
and President

ATTEST:
/s/ DIANE N. LEDGER
Diane N. Ledger, Vice President
and Assistant Secretary

EXHIBIT A



TRANSFER AGENCY SERVICES AND SYSTEMS FEATURES


FUNCTIONS

A. Issuance of stock certificates
B. Recording of non-certificate shares
C. Purchase, redemptions, exchanges, transfers and legals
D. Changes of address, etc.
E. Daily balancing of fund
F. Dividend calculation and disbursement
G. Mailing of quarterly and annual reports
H. Filing 1099/1042 information to shareholders and government
I. Provide NIR information
J. Reconcilement of dividend and disbursement accounts
K. Provide research and correspondence to shareholder's inquiries
L. Daily communication of reports to funds
M. Provide listings, labels and other special reports
N. Proxy issuance and tabulation
O. Annual statements of shareholders on microfilm
P. Blue-sky reports
Q. Wire order processing

ADDENDUM TO AGENCY AGREEMENT
----------------------------


The Agency Agreement, made the 1st day of July, 1990, by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC MUTUAL LIFE INSURANCE COMPANY ("Pacific Mutual"), a California Corporation having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 4th day of January, 1994.

                                  WITNESSETH:

WHEREAS, pursuant to the Agreement, the Fund has appointed Pacific Mutual as Transfer Agent and Dividend Disbursing Agent and Pacific Mutual has accepted such appointment; and

WHEREAS, the Fund currently consists of nine separate series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series and Equity Index Series (each a "Series"); and

WHEREAS, the Fund intends to establish one additional Series to be designated as the Growth LT Series; and

WHEREAS, the Fund desires to appoint Pacific Mutual as Transfer Agent and Dividend Disbursing Agent for the Growth LT Series on the terms set forth in the Agreement and in this Addendum to the Agreement;

WHEREAS,  Pacific Mutual is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsiblities as specified in the Agreement, the Fund hereby employs and appoints Pacific Mutual as Transfer Agent and Dividend Disbursing Agent with respect to the Growth LT Series which, in addition to all other Series previously established by the Fund, shall be deemed one of the Series under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in Section six (6) ("Compensation and Expenses") of the Agreement and in the Compensation Schedule ("Exhibit C") attached thereto.

Addendum to be executed by their officers designated below on the date written above.

                                          PACIFIC SELECT FUND


                                          By: /s/ TC SUTTON
ATTEST /s/ AUDREY L. MILFS                Name:  Thomas C. Sutton
       Name:  Audrey L. Milfs             Title:  President
       Title:  Secretary



                                          PACIFIC MUTUAL LIFE INSURANCE COMPANY


                                          By: /s/ WILLIAM D. CVENGROS
ATTEST /s/ DIANE N. LEDGER                Name:  William D. Cvengros
       Name:  Diane N. Ledger             Title:  Chief Investment Officer
       Title:  Assistant Vice President



                                          By: /s/ GLENN S. SCHAFER
ATTEST /s/ DIANE N. LEDGER                Name:  Glenn S. Schafer
       Name:  Diane N. Ledger             Title:  Chief Financial Officer
       Title:  Assistant Vice President

ADDENDUM TO AGENCY AGREEMENT
----------------------------


The Agency Agreement, made the 1st day of July, 1990 by, and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC MUTUAL LIFE INSURANCE COMPANY ("Pacific Mutual"), a California Corporation having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (the "Agreement"), is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 15th day of August, 1994.


                                  WITNESSETH:

WHEREAS, pursuant to the Agreement, the Fund has appointed Pacific Mutual as Transfer Agent and Dividend Disbursing Agent and Pacific Mutual has accepted such appointment; and

WHEREAS, the Fund currently consists of ten separate Series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series, Equity Index Series and Growth LT Series (each a "Series"); and

WHEREAS, the Fund intends to establish two additional Series to be designated as the Equity Series and Bond and Income Series; and

WHEREAS, the Fund desires to appoint Pacific Mutual as Transfer Agent and Dividend Disbursing Agent for the Equity Series and the Bond and Income Series on the terms set forth in the Agreement and in this Addendum to the Agreement;

WHEREAS, Pacific Mutual is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby employs and appoints Pacific Mutual as Transfer Agent and Dividend Disbursing Agent with respect to the Equity Series and Bond and Income Series which, in addition to all other Series previously established by the Fund, shall be deemed to be one of the Series under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in Section six (6) ("Compensation and Expenses") of the Agreement and in the Compensation Schedule ("Exhibit C") attached thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                              PACIFIC SELECT FUND


Attest:  /s/ AUDREY L. MILFS          By: /s/ TC SUTTON
Name:  Audrey L. Milfs                    Name:  Thomas C. Sutton
Title:    Secretary                       Title:    President


                     PACIFIC MUTUAL LIFE INSURANCE COMPANY


Attest:  /s/ DIANE N. LEDGER          By: /s/ WILLIAM D. CVENGROS
Name:  Diane N. Ledger                    Name:  William D. Cvengros
Title:   Assistant Vice President         Title:  Chief Investment Officer


Attest:  /s/ DIANE N. LEDGER          By: /s/ GLENN S. SCHAFER
Name:  Diane N. Ledger                Name:  Glenn S. Schafer
Title:   Assistant Vice President     Title:  Chief Financial Officer

                          ADDENDUM TO AGENCY AGREEMENT
                          ----------------------------

     The Agency Agreement, made the 1st day of July, 1990 and subsequently amended on January 4, 1994 and August 15, 1994 by and between PACIFIC SELECT FUND("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC MUTUAL LIFE INSURANCE COMPANY ("Pacific Mutual"), a California Corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this _____ day of _____________, 1995.

                                  WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Fund has appointed Pacific Mutual as Transfer Agent and Dividend Disbursing Agent and Pacific Mutual has accepted such appointment; and

     WHEREAS, the Fund currently consists of twelve separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio and Bond and Income Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund intends to establish two additional Portfolios to be designated as the Emerging Markets Portfolio and Aggressive Equity Portfolio; and

     WHEREAS, the Fund desires to appoint Pacific Mutual as Transfer Agent and Dividend Disbursing Agent for the Emerging Markets Portfolio and Aggressive Equity Portfolio on the terms set forth in the Agreement and in this Addendum to the Agreement;

     WHEREAS, Pacific Mutual is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby employs and appoints Pacific Mutual as Transfer Agent and Dividend Disbursing Agent with respect to the Emerging Markets Portfolio and Aggressive Equity Portfolio which, in addition to all other Portfolios previously established by the Fund, shall be deemed one of the Portfolios under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in Section six (6) ("Compensation and Expenses") of the Agreement and in the Compensation Schedule ("Exhibit C") attached thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND

Attest:                                  By:
Name:  Audrey L. Milfs                       Name:  Thomas C. Sutton
Title:    Secretary                          Title:  President


                     PACIFIC MUTUAL LIFE INSURANCE COMPANY


Attest:                                  By:
Name:     Diane N. Ledger                    Name:  Thomas C. Sutton
Title:    Assistant Vice President           Title:    Chairman & CEO



Attest:                                  By:
Name:   Diane N. Ledger                      Name:     Glenn S. Schafer
Title:    Assistant Vice President           Title:    President